Exhibit 99.1

Electromed Names Jim Cunniff as President and Chief Executive Officer

Healthcare Executive Brings More Than 30 Years of Executive Experience and Commercial Success to Electromed

NEW PRAGUE, Minn.--(BUSINESS WIRE)-- Electromed, Inc. (“Electromed”) (NYSE American: ELMD), a leader in innovative airway clearance technologies, today announced the appointment of Jim Cunniff as its new President and Chief Executive Officer (CEO), effective July 1, 2023. Mr. Cunniff will also join Electromed’s Board of Directors.

“We are pleased to announce the appointment of Jim Cunniff as president and CEO,” said Lee Jones, Chair of the Board. “Jim is a proven executive with deep experience driving growth and profitability through excellence in products and services that benefit patients and support care teams.

“As Kathleen Skarvan, our current CEO retires, I want to thank her for exceptional leadership over 10 years at Electromed. The company is in a strong position as a result, and we are pleased that she has agreed to continue to serve as Chair of the Board.”

Mr. Cunniff brings over 30 years of executive leadership in the MedTech and broader healthcare industry with demonstrated success in general management, sales and marketing, finance, manufacturing, distribution, mergers, and acquisitions. Mr. Cunniff will be joining Electromed from his role as President, Chief Executive Officer, and Board Director of Provista, a Vizient company, where he consistently grew revenue, executed two acquisitions, and shaped the strategic plan for the company. Previously, Cunniff was the President, Chief Executive Officer, and Board Director for Leiters, the Senior Vice President of Americas for Kinetics Concepts, and the President of Emerging Markets for Stryker Corporation.

“I am thrilled that Jim Cunniff will be my successor as President and Chief Executive Officer of Electromed and look forward to working with him as I transition to the Chair role,” said Kathleen Skarvan, longtime Chief Executive Officer of Electromed. “I am incredibly proud of what the Electromed team has accomplished under my leadership over the past decade, and I am confident that Jim is the ideal candidate to lead Electromed into its next phase of growth.”

“I am delighted to be joining this dynamic company, and to collaborate closely with Kathleen, the Board and the management team during the transition,” said Jim Cunniff, incoming President and Chief Executive Officer. “I look forward to continuing to deliver against strategic initiatives, grow commercial adoption and deliver strong shareholder results.”

About Electromed, Inc.

Electromed, Inc. manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System, to patients with compromised pulmonary function. It is headquartered in New Prague, Minnesota, and was founded in 1992. Further information about Electromed can be found at www.smartvest.com.

Cautionary Statements

Certain statements in this press release constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “expect,” “may,” “potential,” “should,” “will,” and similar expressions, including the negative of these terms, but they are not the exclusive means of identifying such statements. Forward-looking statements cannot be guaranteed, and actual results may vary materially due to the uncertainties and risks, known or unknown associated with such statements. Examples of risks and uncertainties for Electromed include, but are not limited to, component or raw material shortages, changes to lead times or significant price increases, changes to Medicare, Medicaid, or private insurance reimbursement policies; the duration, extent and severity of the COVID-19 pandemic, including its effects on our business, supply chain, operations and employees as well as its impact on our customers and distribution channels and on economies and markets more generally; the competitive nature of our market; changes to state and federal health care laws; changes affecting the medical device industry; our ability to develop new sales channels for our products such as the homecare distributor channel; our need to maintain regulatory compliance and to gain future regulatory approvals and clearances; new drug or pharmaceutical discoveries; general economic and business conditions; our ability to renew our line of credit or obtain additional credit as necessary; our ability to protect and expand our intellectual property portfolio; the risks associated with expansion into international markets, as well as other factors we may describe from time to time in Electromed’s reports filed with the Securities and Exchange Commission (including Electromed’s most recent Annual Report on Form 10-K, as amended from time to time, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this press release. We undertake no obligation to update them in light of new information or future events.

Contacts

Brad Nagel, Chief Financial Officer
(952) 758-9299
investorrelations@electromed.com

Mike Cavanaugh, Investor Relations
ICR Westwicke
(617) 877-9641
mike.cavanaugh@westwicke.com

Source: Electromed, Inc.